UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 26, 2008

WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

      228 St. Charles Avenue, New Orleans, Louisiana 70130
(Addresses of Principal Executive Offices, including Zip Code)

                (504) 586-7272
(Registrant’s Telephone Number, including Area Code)

___________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On November 26, 2008, Whitney Holding Corporation (“Whitney”) issued a press release announcing that it has received preliminary approval from the U.S. Department of Treasury (the “Treasury”) for Whitney’s participation in the Treasury’s Capital Purchase Program.  Whitney is eligible to sell Treasury approximately $301 million in preferred stock and related warrants for common stock. The final approval is subject to satisfaction of certain conditions, including approval by Whitney shareholders, at a Special Shareholders’ Meeting to be held on December 17, 2008, of amendments to Whitney’s charter to authorize Whitney to issue preferred stock, along with the execution of definitive agreements and Whitney’s timely satisfaction of the Treasury Department’s standard closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 17, 2008, Whitney filed a Definitive Proxy Statement with the Securities Exchange Commission in connection with the Special Shareholders’ Meeting to be held on December 17, 2008.  The Proxy Statement is seeking shareholder approval to grant Whitney’s board of directors the authorization to issue up to 20,000,000 shares of preferred stock.  The authorization to issue preferred stock is a prerequisite for Whitney’s participation in the Capital Purchase Program.

Whitney explained in the Proxy Statement that, in connection with the preferred stock issued to the Treasury under the Capital Purchase Program, the Treasury would receive preferred stock dividends senior to any dividends that Whitney pays to its common shareholders and that Whitney cannot increase the common stock dividend from its existing level during the first three years, without Treasury’s prior consent. On November 19, 2008, Whitney Holding Corporation issued a news release announcing that its fourth quarter 2008 dividend would be $.20 per share and would be paid on January 2, 2009 to shareholders of record on December 15, 2008.  The fourth quarter dividend represents a reduction from the third quarter dividend.  If Whitney participates in the Capital Purchase Program, then the dividend rate for Whitney’s common shareholders cannot be increased above $.20 per share for the first three years that the shares of preferred stock are outstanding, without Treasury’s permission.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release, dated November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:	/s/ John C. Hope, III_______________
John C. Hope, III
Chairman of the Board of Directors and
Chief Executive Officer
Date: November 26, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release, dated November 26, 2008